Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, G. Reed Petersen, Chief Executive Officer and Chief Financial Officer of Sears Oil & Gas Corporation (the "Company") certify that:

     1. I have reviewed the amended quarterly report on Form 10-Q of Sears Oil & Gas Corporation;

     2. Based on my knowledge, this amended quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended quarterly report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this amended quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this amended quarterly report.

Date:  February 13, 2013

/s/ G. Reed Petersen

__________________

G. Reed Petersen,

Chief Executive Officer

Chief Financial Officer